Exhibit 4.2

SECOND PRIORITY NOTES FIRST SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of October 1, 2015, among Berry Plastics Corporation, a Delaware corporation (the “Company”), Berry Plastics Group, Inc. (the “Parent Guarantor”) , the subsidiaries of the Company party hereto (the “Subsidiary Guarantors” and together with the Parent Guarantor, the “Guarantors”), Berry Plastics Escrow Corporation, a Delaware corporation ( the “Escrow Issuer”) and U.S. Bank National Association, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS the Escrow Issuer has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of October 1, 2015, providing initially for the issuance of $400,000,000 in aggregate principal amount of the Escrow Issuer’s 6.00% Second Priority Senior Secured Notes due 2022 collectively, (the “Securities”);

WHEREAS Sections 4.18 and 9.01 of the Indenture provide that the Escrow Issuer may execute and deliver to the Trustee a supplemental indenture pursuant to which the Company shall unconditionally assume all the Escrow Issuer’s Obligations under the Securities and the Indenture on the terms and conditions set forth herein;

WHEREAS Sections 4.11 and 12.06 of the Indenture provide that under certain circumstances the Escrow Issuer is required to cause the Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantors shall unconditionally guarantee all the Company’s Obligations under the Securities and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Escrow Issuer, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture without the consent of the Holders;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors, the Escrow Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture, the Trustee and the Collateral Agent acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Assume Obligations. The Company hereby unconditionally assumes the Escrow Issuer’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in the Indenture and agrees to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of the Escrow Issuer under the Indenture.

3. Agreement to Guarantee. The Guarantors hereby agree, jointly and severally, to unconditionally guarantee the Company’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to each perform all of the obligations and agreements of a Guarantor under the Indenture.

4. Notices. All notices or other communications to the Company and the Guarantors shall be given as provided in Section 13.02 of the Indenture.

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5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

6. Release of Obligations of Escrow Issuer. Upon execution of this Supplemental Indenture by the Company, the Escrow Issuer, the Guarantors and the Trustee, the Escrow Issuer is released and discharged from all Obligations under the Indenture and the Securities.

7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

8. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

10. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

BERRY PLASTICS CORPORATION

By:	/s/ Jason K. Greene
Name:	Jason K. Greene
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Supplemental Indenture]

BERRY PLASTICS ACQUISITION

    CORPORATION V

BERRY PLASTICS ACQUISITION

    CORPORATION XI

BERRY PLASTICS ACQUISITION

    CORPORATION XII

BERRY PLASTICS ACQUISITION

    CORPORATION XIII

BERRY PLASTICS FILMCO, INC.

BERRY PLASTICS OPCO, INC.

BERRY PLASTICS SP, INC.

BERRY PLASTICS TECHNICAL

    SERVICES, INC.

BERRY STERLING CORPORATION

BPREX CLOSURES KENTUCKY INC.

BPREX DELTA INC.

BPREX BRAZIL HOLDING INC.

BPREX HEALTHCARE BROOKVILLE INC.

BPREX HEALTHCARE PACKAGING INC.

BPREX PLASTIC PACKAGING INC.

BPREX PLASTIC SERVICES COMPANY INC.

BPREX PRODUCT DESIGN AND

    ENGINEERING INC.

BPREX SPECIALTY PRODUCTS

    PUERTO RICO INC.

CARDINAL PACKAGING, INC.

CPI HOLDING CORPORATION

PESCOR, INC.

PLIANT CORPORATION INTERNATIONAL

PRIME LABEL & SCREEN INCORPORATED

ROLLPAK CORPORATION

VENTURE PACKAGING, INC.

VENTURE PACKAGING MIDWEST, INC.

UNIPLAST U.S., INC., each as a Subsidiary

    Guarantor

By:	/s/ Jason K. Greene
Name:	Jason K. Greene
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Supplemental Indenture]

AEROCON, LLC

BERRY PLASTICS ACQUISITION

    CORPORATION XV, LLC

BERRY PLASTICS ACQUISITION LLC X

BERRY PLASTICS DESIGN, LLC

BERRY PLASTICS 1K, LLC

BPREX CLOSURES, LLC

BPREX CLOSURE SYSTEMS, LLC

CAPLAS, LLC

CAPLAS NEPTUNE, LLC

CAPTIVE PLASTICS, LLC

CAPTIVE PLASTICS HOLDINGS, LLC

COVALENCE SPECIALTY ADHESIVES LLC

COVALENCE SPECIALTY COATINGS LLC

KERR GROUP, LLC

KNIGHT PLASTICS, LLC

PACKERWARE, LLC

PLIANT, LLC

POLY-SEAL, LLC

SAFFRON ACQUISITION, LLC

SEAL FOR LIFE INDUSTRIES, LLC

SETCO, LLC

SUN COAST INDUSTRIES, LLC

UNIPLAST HOLDINGS, LLC, each as a

    Subsidiary Guarantor

By:	/s/ Jason K. Greene
Name:	Jason K. Greene
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Supplemental Indenture]

GRAFCO INDUSTRIES LIMITED PARTNERSHIP, as a Subsidiary Guarantor

By:	CAPLAS NEPTUNE, LLC Its General Partner

By:	/s/ Jason K. Greene
Name:	Jason K. Greene
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Supplemental Indenture]

BERRY PLASTICS GROUP, INC., as the Parent Guarantor

By:	/s/ Jason K. Greene
Name:	Jason K. Greene
Title:	Executive Vice President and General Counsel

[Signature Page to Supplemental Indenture]

AVINTIV INC.

AVINTIV ACQUISITION CORPORATION

AVINTIV SPECIALTY MATERIALS INC.

PGI POLYMER, INC.

CHICOPEE, INC.

FABRENE, L.L.C.

DOMINION TEXTILE (USA), L.L.C.

PGI EUROPE, INC. each as a Subsidiary

Guarantor

By:	/s/ Jason K. Greene
Name:	Jason K. Greene
Title:	Executive Vice President and General Counsel

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Beverly A. Freeney
Name:	Beverly A. Freeney
Title:	Vice President

[Signature Page to Supplemental Indenture]